Strategic Partners Mutual Funds, Inc.
For the period ended 04/30/06
File number 811-08085


SUB-ITEM 77D
Policies With Respect to Security Investment


Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Small Company Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund
Dryden California Municipal Fund
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
Dryden Municipal Bond Fund
Dryden Municipal Series Fund
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
Dryden Total Return Bond Fund, Inc.
MoneyMart Assets, Inc.
Prudential Investment Portfolios, Inc.
Prudential World Fund, Inc.
Nicholas-Applegate Fund, Inc.
Strategic Partners Asset Allocation Funds, Inc.
Strategic Partners Mutual Funds, Inc.
Strategic Partners Opportunity Funds
Strategic Partners Real Estate Fund,
and
Strategic Partners Style Specific Funds, Inc.


           Supplement dated May 24, 2006 to the Prospectus

This supplement amends the Prospectus of each of the funds referenced below and is in addition to any existing supplement to a Fund's Prospectus.

JENNISONDRYDEN MUTUAL FUNDS
Jennison 20/20 Focus Fund
Jennison Blend Fund
Jennison Conservative Growth Fund
Jennison Equity Opportunity Fund
Jennison Financial Services Fund
Jennison Global Growth Fund
Jennison Growth Fund
Jennison Health Sciences Fund
Jennison Natural Resources Fund
Jennison Select Growth Portfolio
Jennison Small Company Fund
Jennison Technology Fund
Jennison U.S. Emerging Growth Fund
Jennison Utility Fund
Jennison Value Fund
JennisonDryden Conservative Allocation Fund
JennisonDryden Growth Allocation Fund
JennisonDryden Moderate Allocation Fund
Dryden Active Allocation Fund
Dryden Global Total Return Fund
Dryden Government Income Fund
Dryden High Yield Fund
Dryden International Equity Fund
Dryden Large Cap Core Equity Fund
Dryden National Municipals Fund
California Income Series
California Series
Florida Series
New Jersey Series
New York Series
Pennsylvania Series
Dryden Short-Term Corporate Bond Fund
Dryden Small Cap Core Equity Fund
Dryden Stock Index Fund
Dryden Strategic Value Fund
Dryden Tax-Free Money Fund
Dryden Total Return Bond Fund
Dryden Ultra Short Bond Fund
High Income Series
Insured Series
Money Market Series
MoneyMart Assets

STRATEGIC PARTNERS MUTUAL FUNDS
Strategic Partners Balanced Fund
Strategic Partners Capital Growth Fund
Strategic Partners Concentrated Growth Fund
Strategic Partners Conservative Allocation Fund
Strategic Partners Core Value Fund
Strategic Partners Equity Income Fund
Strategic Partners Growth Allocation Fund
Strategic Partners High Yield Bond Fund
Strategic Partners International Growth Fund
Strategic Partners International Value Fund
Strategic Partners Large Cap Value
Strategic Partners Managed OTC Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Mid Cap Value Fund
Strategic Partners Moderate Allocation Fund
Strategic Partners Money Market Fund
Strategic Partners New Era Growth
Strategic Partners Real Estate Fund
Strategic Partners Small Cap Growth Fund
Strategic Partners Small Cap Value
Strategic Partners Technology Fund
Strategic Partners Total Return Bond
Nicholas-Applegate Growth Equity Fund


1. The table captioned "Shareholder Fees" under the caption
"Fees and Expenses" is amended by adding the following as the final row in the table:

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

Small balance account fee
beginning on or about November 17, 2006

Class A - $15
Class B - $15
Class C - $15
Class R - None
Class Z - None
Class I - None
Class Y - $15


2. A new second note is added to the "Notes to Fees and Expenses
Table," as follows:

Beginning on or about November 17, 2006, if the value of your account is less than $2,500, the Fund will deduct a $15 annual small balance account fee from your account. The small balance account fee will also be charged on accounts invested in Class L, M or X shares (these share classes are currently not offered for sale). Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts. For more information, see "Purchase, Redemption and Pricing of Fund Shares Small Balance Account Fee" in the Statement of Additional Information.

3. The table under the caption "Share Class Comparison" is amended by deleting the columns headed Class A, Class B and Class C, and replacing them with the following:


                                     CLASS A        CLASS B       CLASS C

Minimum purchase amount              $1,000        $1,000        $2,500

Minimum purchase amount
beginning on or about
November 17, 2006                   $2,500         $2,500        $2,500

Minimum amount for
subsequent purchases                 $100            $100          $100

Maximum initial sales charge     5.5% of the        None           None
                                   public
                                  offering
                                   price

Contingent Deferred Sales        1% (on         5% (Year 1)        1%
Charge (CDSC)                   investments     4% (Year 2)      (year 1)
(as a percentage of the       of $1 million     3% (Year 3)
lower of original purchase    or more redeemed  2% (Year 4)
price or sale proceeds)        within 1 year)   1% (Year 5/6)
                                                0% (Year 7)

Annual distribution and         .30 of 1%         1%                 1%
service (12b-1) fees          (.25 of 1%
(shown as a percentage         currently)
of average daily net
assets)


4. The first note under the caption "Notes to Share Class
Comparison Table" is deleted and replaced with the following:

 The minimum initial and subsequent investment requirements do not apply to employee savings plan accounts or payroll deduction plan accounts. The minimum initial and subsequent investment for purchases made through the Automatic Investment Plan ("AIP") is $50. Effective on or about November 17, 2006: (i) the minimum initial investment for retirement accounts and custodial accounts for minors is $1,000, and (ii) subsequent investments through newly-established AIP accounts must be at least $1,200 annually. Prior thereto, the minimum investment requirements do not apply to certain retirement and custodial accounts for minors. For more information, see "Additional Shareholder Services."

5. The second and third notes under the caption "Notes to Share
Class Comparison Table" are deleted and replaced with the following:

 Beginning on or about November 17, 2006, if the value of your Class A, Class B, Class C or Class Y account is less than
$2,500, the Fund will deduct a $15 annual small balance account fee from your account. Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts. For more information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.

 For more information about the CDSC and how it is calculated, see "How to Sell Your Shares Contingent Deferred Sales Charge
(CDSC)."

 Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a 1% CDSC, although they are not subject to an initial sales charge. The CDSC is waived for purchases by certain retirement or benefit plans.

6. The following is added immediately following the caption "
Qualifying for Class Z Shares"

Institutional Investors. Various institutional investors may purchase Class Z shares, including corporations, banks, governmental entities, municipalities, and IRS section 501 entities, such as foundations and endowments. The minimum initial investment for such investors is $10 million. Institutional investors are responsible for indicating their eligibility to purchase Class Z Shares at the time of purchase.

7. The section captioned "How to Sell Shares Small Accounts" is deleted and replaced with the following:

Involuntary Redemption of Small Accounts. Beginning on or about November 10, 2006, if the value of your account is less than $500 for any reason, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize the Fund's expenses paid by other shareholders. The involuntary sale provisions do not apply to Automatic Investment Plan ("AIP") accounts, employee savings plan accounts, payroll deduction plan accounts, or retirement accounts (such as a 401(k) plan, an IRA or other qualified or tax deferred plan or account). Prior thereto, if you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account; this involuntary sale does not apply to shareholders who own their shares as part of a retirement account. For more information, see "Purchase, Redemption and Pricing of Fund Shares - Involuntary Redemption" in the Statement of Additional Information. Note that beginning November 17, 2006, if the value of your account is less than $2,500 (with certain exclusions), a $15 annual small balance account fee will be deducted from your account; any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. For more information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares
 Small Balance Account Fee" in the Statement of Additional
Information.